Exhibit 99.1

     January 12, 2021    Chelsey living with NMOSD  39th AnnualJ.P. Morgan Healthcare Conference  Aradhana Sarin, M.D.Chief Financial Officer

       Forward Looking Statements  This presentation contains forward-looking statements, including statements related to: the proposed acquisition by AstraZeneca and the anticipated timing of such acquisition; the benefits of the acquisition and the ability of the acquisition to deliver value to shareholders; the ability of AstraZeneca to successfully integrate Alexion's operations, and the ability of AstraZeneca to implement its plans, forecasts and other expectations with respect to Alexion's business after the completion of the proposed acquisition and realize expected synergies; Alexion’s anticipated financial results (including short-term guidance and long-range financial guidance), anticipated 2020 revenue, operating margin and non-GAAP EPS, revenue by 2025, our cumulative average growth rate through 2025, and peak revenue from our pipeline beyond 2025 (and all of the assumptions, judgments and estimates related to such anticipated future results); ambition to quadruple the number of neurology patients in the US by 2025; ambition for 10 product launches by 2023; anticipated future product launches (and the timing of those launches); plans to establish 7 blockbuster franchises and the targeted indications in each franchise; plans to make regulatory filings for approval of certain products and product candidates, the expected timing of such filings as well as the expected timing of the receipt of certain regulatory approvals to market a product; our ambition to treat 7,500 neurology patients by 2025; our strategy and ability to grow the ANDEXXA business both in indication and geography; ability to realize continued and sustainable growth in our aHUS franchise and metabolic business; the ability of our pipeline and existing products to provide long-term sustainable growth for shareholders; Company’s plans for future clinical trials and studies, the timing for the commencement and conclusion of future clinical trials and the expected timing of the receipt of results of clinical trials and studies; the anticipated number of patients that may be treated with the Company’s products both currently approved and in our pipeline; the Company’s goals for 2021 and near term events to support value creation for shareholders; the Company’s strategy for long-term value creation (including the following: establishing ULTOMIRIS as the new standard of care in PNH, aHUS and Neurology, plans to launch our next generation C5 formulations, plans to expand our presence in Neurology, focus expansion of ULTOMIRIS on direct-to-phase 3 rapid proof of concept trials, plans to further diversify our assets and establish novel platforms and the benefits of those plans); plans for additional formulations of ULTOMIRIS (high concentration and subcutaneous) and the timing for regulatory approval and potential benefits of such formulations; Alexion’s ambitions for its portfolio of assets; the anticipated pricing of ULTOMIRIS in PNH and aHUS; ambitions to increase aHUS program; the affected patient populations in the indications we are pursuing; plans to develop and launch ALXN1720; plans for our CSR program; the growth potential and plans for our FcRn program; and continued diversification of the pipeline. Forward-looking statements are subject to factors that may cause Alexion's results and plans to differ materially from those forward-looking statements, including for example: the risk that the proposed acquisition of Alexion by Astra Zeneca may not be completed and such failure could negatively affect our stock price and future business and financial results and if the Astra Zeneca merger agreement is terminated, we may be forced to pay a termination fee to Astra Zeneca; the severity of the impact of the COVID-19 pandemic on Alexion’s business, including on commercial and clinical development programs; our dependence on sales from our C5 products (SOLIRIS and ULTOMIRIS); delays (expected or unexpected) in the time it takes regulatory agencies to review and make determinations on applications for the marketing approval of our products; Alexion’s inability to timely submit (or failure to submit) future applications for regulatory approval for our products and product candidates; payer, physician and patient acceptance of ULTOMIRIS as an alternative to SOLIRIS; appropriate pricing for ULTOMIRIS; future competition from biosimilars and novel products; inability to timely initiate (or failure to initiate) and complete future clinical trials due to safety issues, IRB decisions, CMC-related issues, expense or unfavorable results from earlier trials (among other reasons); the number of patients that will use our products and product candidates in the future; decisions of regulatory authorities regarding the adequacy of our research, marketing approval or material limitations on the marketing of our products; delays or failure of product candidates to obtain regulatory approval; delays or the inability to launch product candidates due to regulatory restrictions, anticipated expense or other matters; interruptions or failures in the manufacture and supply of our products and our product candidates; failure to satisfactorily address matters raised by the FDA and other regulatory agencies; results in early stage clinical trials may not be indicative of full results or results from later stage or larger clinical trials (or broader patient populations) and do not ensure regulatory approval; the possibility that results of clinical trials are not predictive of safety and efficacy and potency of our products (or we fail to adequately operate or manage our clinical trials) which could cause us to halt trials, delay or prevent us from making regulatory approval filings or result in denial of regulatory approval of our product candidates; unexpected delays in clinical trials; unexpected concerns that may arise from additional data or analysis obtained during clinical trials; future product improvements may not be realized due to expense or feasibility or other factors; uncertainty of long-term success in developing, licensing or acquiring other product candidates or additional indications for existing products; inability to complete acquisitions due to failure of regulatory approval or material changes in target or otherwise; inability to complete acquisitions and investments due to increased competition for technology; the possibility that current rates of adoption of our products are not sustained (or anticipated adoption rates are not realized); internal development efforts do not result in commercialization of additional products; the adequacy of our pharmacovigilance and drug safety reporting processes; failure to protect and enforce our data, intellectual property and proprietary rights and the risks and uncertainties relating to intellectual property claims, lawsuits and challenges against us (including intellectual property lawsuits relating to products brought by third parties against Alexion); the risk that third party payors (including governmental agencies) will not reimburse or continue to reimburse for the use of our products at acceptable rates or at all; failure to realize the benefits and potential of investments, collaborations, licenses and acquisitions; failure by regulatory authorities to approve transactions; the possibility that expected tax benefits will not be realized or that tax liabilities exceed current expectations; assessment of impact of recent accounting pronouncements; potential declines in sovereign credit ratings or sovereign defaults in countries where we sell our products; delay of collection or reduction in reimbursement due to adverse economic conditions or changes in government and private insurer regulations and approaches to reimbursement; uncertainties surrounding legal proceedings, company investigations and government investigations; the risk that estimates regarding the number of patients with PNH, aHUS, gMG, NMOSD, HPP and LAL-D and other future indications we are pursuing are inaccurate; the risks of changing foreign exchange rates; risks relating to the potential effects of the Company's restructuring; risks related to the acquisition of companies and co-development and collaboration efforts; and a variety of other risks set forth from time to time in Alexion's filings with the SEC, including but not limited to the risks discussed in Alexion's Quarterly Report on Form 10-Q for the period ended September 30, 2020 and in our other filings with the SEC. Alexion disclaims any obligation to update any of these forward-looking statements to reflect events or circumstances after the date hereof, except when a duty arises under law.In addition to financial information prepared in accordance with GAAP, this press release also contains non-GAAP financial measures that Alexion believes, when considered together with the GAAP information, provide investors and management with supplemental information relating to performance, trends and prospects that promote a more complete understanding of our operating results and financial position during different periods. Alexion also uses these non-GAAP financial measures to establish budgets, set operational goals and to evaluate the performance of the business. The non-GAAP results, determined in accordance with our internal policies, exclude the impact of the following GAAP items (see reconciliation tables below for additional information): share-based compensation expense, fair value adjustment of inventory acquired, amortization of purchased intangible assets, changes in fair value of contingent consideration, restructuring and related expenses, upfront payments related to licenses and other strategic agreements, acquired in-process research and development, impairment of purchased intangible assets, gains and losses related to strategic equity investments, litigation charges, gain or loss on sale of a business or asset, gain or loss related to purchase options, contingent milestone payments associated with acquisitions of legal entities accounted for as asset acquisitions, acquisition related costs and certain adjustments to income tax expense. These non-GAAP financial measures are not intended to be considered in isolation or as a substitute for, or superior to, the financial measures prepared and presented in accordance with GAAP, and should be reviewed in conjunction with the relevant GAAP financial measures. Please refer to the attached Reconciliations of GAAP to non-GAAP Financial Results and GAAP to non-GAAP Financial Guidance for explanations of the amounts adjusted to arrive at non-GAAP net income, non-GAAP and non-GAAP earnings per share amounts for the three and nine month periods ended September 30, 2020 and 2019 and for the projected twelve months ending December 31, 2020.Amounts may not foot due to rounding.

     ALEXION’S NEXT CHAPTER  Our Next Chapter  &  Advances shared mission of following the science and using innovative approaches to develop life-changing medicines for patientsStrengthens AstraZeneca’s presence in immunology by adding Alexion’s strong pipeline and unique complement technology platformsCombined company to have broad global coverage across primary and specialty careAstraZeneca plans to create rare disease business unitCombined organization will be well positioned to accelerate innovation and deliver enhanced value for our shareholders, patients and rare disease communities we serve

     Standalone ALXN Targeting $9-10B in Global Revenues in 2025  1Ambition Baseline - 12/31/19 1,885 patients 2 2020 based guidance issued 10/29/20 32025 $9-10B target is at constant currencies (9/30/20 levels) 4 Illustrative, non risk-adjusted revenues, peak sales year varies by program  Key Building Blocks To Achieving 2025 Revenue Ambition  Sustainable PNH and Growing aHUS & Metabolic Businesses  Initial Revenue Contribution From 10 Launches By 2023  Expand Neurology U.S. Patient Volume 4x (to ~7,500 US Patients) 1  Grow ANDEXXA Utilization  PATH FOR STRONG GROWTH  ~$6BGlobal Revenues2            $9-10BGlobal Revenues3  > 10% CAGR          PNH (~30%)  PNH (~15%)    2025  2020  2023  >$10B+in pipeline peak sales potential4   Beyond 2025    1  2  3  4

       MISSION FOCUSED EXECUTION  Compelling Portfolio For Patients Today  ULTOMIRIS®(ravulizumab-cwvz)  SOLIRIS®(ECULIZUMAB)  STRENSIQ®(ASFOTASE ALFA)  KANUMA®(SEBELIPASE ALFA)   ANDEXXA/ONDEXXYA®(ANDEXANET ALFA)  5 Transformative Products  PNH(Paroxsysmal Nocturnal Hemoglobinuria)  7 Rare & Devastating Conditions  aHUS(Atypical Hemolytic Uremic Syndrome)  gMG(Generalized Myesthenia Gravis)  NMOSD(Neuromyelitis Optica Spectrum Disorder)  HPP(Hypophosphatasia)  LAL-D(Lysosomal Acid Lipase Deficiency)  FxA Reversal(For Major Life-Threatening Bleeds)  Patient Centric Rare Disease Model    Best In Class Data Analytics    Rare Disease Focused Field Force    Operational Excellence In Manufacturing & Supply    Patient-centered Access Models    Personalized High-Touch Patient Support Services*  *OneSource is a U.S. Patient Service Model  RARE DISEASE TAILORED CAPABILITIES, FOCUS & GLOBAL SCALE

   Ph3 to Initiate 1H ‘21         Transformed Our Development Pipeline          ULTOMIRIS  ALXN1720  SOLIRIS    LEAD and EXPAND  IV (ALS)  SC Weekly  IV (gMG)  IV (NMOSD)  IV (HSCT-TMA)  SC (DM)3  IV (CM-TMA)  IV (Renal Basket)  IV (COVID-19)2  IV (GBS) Japan Only  SC (gMG)3  ALXN1840  ALXN1830  CAEL-101  AG10  ALXN2040  ALXN2050  ANDEXXA  CERDULATINIB    DIVERSIFY   IV (AL Amyloidosis)5  Oral (Wilson)  SC FcRn (WAIHA)4  SC FcRn (gMG)4  Oral (PNH with EVH)  Oral (PNH Monotherapy)  Oral (ATTR-CM) Japan Only6  Oral (Renal Basket)  ANDEXXA-S (Urgent Surgery)  Lymphoma (CTCL, PTCL, FL)  Oral (Geographic Atrophy)  Estimated TLR 2H ‘221  Estimated Filing 3Q ‘21  Estimated TLR 2H ‘211  Estimated TLR 2H ‘221  Ph3 Initiated 3Q ‘20  Estimated TLR 1H ‘211  Ph3 Initiated 4Q ‘20  Est. TLR 1H ‘211  Ph3 Initiated 4Q ‘20  Estimated TLR 2H ‘211  Ph3 Initiated 4Q ‘20  Ph2 to Initiate 1H ‘21  Ph3 to Initiate 1H ‘21  Ph2 Initiated 4Q ‘20  Estimated TLR 1H ‘211  Ph2 to Initiate 1H ‘21  Estimated TLR 1H ‘211  Ph2 to Initiate 2H ‘21  Est. TLR 1H ‘211    Hematology  Metabolics        Nephrology  Ophthalmology     Cardiology     Neurology  Acute Care    PHASE 1 PHASE 2 PHASE 3  1TLR: Topline readout; 2Adults with COVID-19 who are hospitalized with severe pneumonia or acute respiratory distress syndrome (ARDS); 31720 currently in HV Ph1 with topline readout estimated 1H ‘21 and subsequent DM and gMG trials to begin after that; 41830 Ph1 HV program to reinitiate for SC formulation with WAIHA and gMG Ph2 programs to follow in 2021; 5Structured as option to acquire Caelum; 6Exclusive license to develop & commercialize in Japan  MISSION FOCUSED EXECUTION  ALXN1820  SC HV Study  To Initiate 1Q ‘21  ALXN1850  SC HV Study  To Initiate 2Q ‘21    NEW    NEW  Other/TBD    Ph2 to Initiate 2H ‘21  Ph2 to Initiate 2H ‘21    INITIATED    INITIATED    INITIATED    INITIATED    IND Filed 4Q ‘20    IND Filed 4Q ’20

         MISSION FOCUSED EXECUTION  With Potential for 7 Blockbuster Franchises  LEAD AND EXPAND    Hematology    Neurology    Nephrology    Metabolics    Cardiology    Ophthalmology  Acute Care    DIVERSIFY  1Japan Development Only  Paroxysmal Nocturnal Hemoglobinuria (PNH)  Warm Autoimmune Hemolytic Anemia(WAIHA)  Hypophosphatasia (HPP)  Lysosomal Acid Lipase Deficiency(LAL-D)  Wilson Disease  Geographic Atrophy(GA)  ALAmyloidosis  Transthyretin Amyloid Cardiomyopathy1(ATTR-CM)  Factor Xa Major Bleeds  Factor Xa Reversal for Urgent Surgery  Generalized Myasthenia Gravis(gMG)  Neuromyelitis Optica Spectrum Disorder(NMOSD)  Amyotrophic Lateral Sclerosis(ALS)  Dermatomyositis(DM)  Guillain-Barre Syndrome1(GBS)  Atypical Hemolytic Uremic Syndrome (aHUS)  Renal Basket (LN, IgAN, PMN, C3G)  Hematopoietic Stem Cell Transplantation2(HSCT-TMA)  Complement Mediated TMA(CM-TMA)

             Strong Financial Execution  1A reconciliation of GAAP to non-GAAP financial results is provided in the appendix and is available at www.alexion.com *2020E based on midpoint of 2020 financial guidance issued on October 29, 2020. The 2020 estimates (and related assumptions) set forth on this slide reflect estimates as of October 29, 2020 and the information on this slide has not been updated to reflect any events subsequent to October 29, 2020..  +19% CAGR  +26% CAGR  +1000 bps  Double Digit Revenue Growth ($M)  Consistent Non-GAAP EPS Growth1  Best-In-Class Non-GAAP Operating Margins1        *  MISSION FOCUSED EXECUTION  +19% YoY Revenue Growth vs. 2019 highlights resilience of business despite Covid-19

               Neurology is Key Growth Driver through 2025  PATH FOR STRONG GROWTH  1Ambition Baseline - 12/31/19 1,885 patients (4x growth ambition includes only gMG and NMOSD indications)  AMBITION TO TREAT 4x U.S. NEUROLOGY PATIENTS  US Neurology Patients (gMG & NMOSD)  gMG Launch  NMOSD Launch  gMG Launch  NMOSD Launch  Estimated ULTOMIRIS launch in gMG 2H 2022   ALXN1720  ~5-8KPatients  ~20KPatients  Majority of gMG AChR+ Patients Addressable   Addressing Incremental Share of gMG Population With ULTOMIRIS Key to Achieving Ambition  60-80K Total US gMG Patients  1    NEW  ALXN1720  gMG Launch

   PATH FOR STRONG GROWTH  Maximizing ANDEXXA Potential        Access Criteria  FormularyBleeding ProtocolEMR System Availability1DUR Conducted2  Awareness / Advocacy  Clinical ChampionsReimbursement Pathway Awareness (incl. NTAP)Clinical & Economic Value Education  Demand Generation  Network Center Adoption & UtilizationReferral Network Activation  Underway  Underway  Underway              Executing Against Re-Powered Launch Strategy  Key Progress      Acceleration of demand to pre-COVID levels in the US      Progressing EU payer & access negotiations, launch planning      Executing against clinical and economic value education plans      Integration and Re-Allocation of Commercial Efforts  Expand Geographic Reach and Label of ANDEXXA  Shift field teams to focus towards access and champion mobilization  Seek reimbursement in new markets and pursue development for broader label (edoxaban/enoxaparin & urgent surgery)  Nearing Completion  Underway    Focus On Optimizing New and Existing Top Tier Accounts  1EMR: Electronic Medical Record; 2DUR: Drug Use Review  Filed sBLA to expand US label to include enoxaparin and edoxaban

       PATH FOR STRONG GROWTH  Confidence in Sustainability of C5 Franchise  ALXN1720            First Generation C5  Second Generation C5  Third Generation C5  Expanding to Rare >50K Potential Addressable Patients  Ultra-Rare Focus<6K Patients  Continued Expansion in Rare>100K Potential Addressable Patients  IMPROVING PROFILE FOR PATIENTS THROUGH THREE GENERATIONS of C5 INHIBITION  Compelling ULTOMIRIS Profile  Majority of C5 market will convert to ULTOMIRIS vs. SOLIRISPoint estimates in favor of ULTOMIRIS on all 11 endpoints across two large Ph3 studiesProven long-term safety recordDosing convenience with only 6-7 (Q8W) 45-minute infusions per year Expected dosing optionality with once-weekly SC self-administration in PNH/aHUS; exploring SC optionality in neurology as clinical data would likely be requiredConvenient product profile offered at a discount annually relative to SOLIRISAnnual treatment cost per patient vs. SOLIRIS is 10% lower in PNH / ~30% lower in aHUS and future Neurology indications in maintenance phaseLayers of intellectual property protection across indications & geographies  Bi-Specific Mini-Body  Long-Acting, Small Volume Subcutaneous Dosing Potential for auto-injector or pre-filled syringe  On Track for Ph1 Healthy Volunteer Data 1H 2021

   PATH FOR STRONG GROWTH  On Track For 10 Launches By 2023    1. Commercial estimate 2. Prevalence of ALS-United States, 2015 MMWR Morb Mortal Wkly Rep. 2018 Nov 23; 67(46): 1285-1289 3. Jodele S, Davies SM, Lane A, et al. Diagnostic and risk criteria for HSCT-associated thrombotic microangiopathy: a study in children and young adults. Blood. 2014;124(4):645–653. 4. Aligned with our Phase 3 PREVENT criteria 5.Alexion estimated market opportunity incremental to existing aHUS market 6. Saito T, Arimura K, No M. Result report of the National Epidemiology Survey secondary questionnaire survey on Guillain-Barré syndrome, Ministry of Health, Labour and Welfare specific disease, Immunologic neurological disease investigation sub-group Year 2000 Research Report, 2000;83-84. 7. Quock, T. P., et al. Epidemiology of AL amyloidosis: a real-world study using US claims data. Blood Adv. 2018; 2(10):1046-1053 8. Eidos Therapeutics 9. Poujois, A., et al. Characteristics and prevalence of Wilson's disease: A 2013 observational population-based study in France. Clin Res Hepatol Gastroenterol. 2018 Feb;42(1):57-6 10. Risitano AM, et al. Blood.2009;113(17):4094-4100        LEAD AND EXPAND IN COMPLEMENT  GBSJapan Only  gMG  ALS  NMOSD  HSCT-TMA  CM-TMA  AL Amyloidosis  Wilson Disease  ATTR-CMJapan Only  PNH with EVH  ALXN1840  ALXN2040  PNH / aHUS  WEEKLY SC  DIVERSIFY INTO NEW GROWTH AREAS                      Best in Class C5 InhibitorULTOMIRIS  Ph3 Trial>80% Enrolled  Best in ClassC5 InhibitorULTOMIRIS  First in Class C5 InhibitorULTOMIRIS  U.S. Diagnosed Population2  U.S. Target Population4  U.S. Diagnosed Population3  Ph3 TrialEnrollmentUnderway  First and OnlyC5 InhibitorULTOMIRIS  Ph3 TrialTo Initiate 1H ‘21  ~2K Addt U.S. Opportunity5  <2K JP Diagnosed Population6  First and Only C5 InhibitorSOLIRIS  Best in Class C5 InhibitorULTOMIRIS  Ph3 TrialTo Initiate 1H ‘21  ~10K U.S. Diagnosed Population7  <6K JP Diagnosed Population8  ~5K U.S. Diagnosed Population9  First and OnlyTargeted Therapy  Ph3 TrialInitiated3Q ‘20  First and OnlySmall Molecule  Ph3 TrialEnrollment Underway  Potential Superiority vs Standard of Care  Ph3 TrialOn-Going; Data 1H ‘21  Address PatientsSuffering from EVH  Ph3 TrialEnrollmentUnderway    Ph3 TrialTo File 3Q ‘21  First in Class SC InfusionC5 Inhibitor  <6K EachU.S. Ultra-Rare Population  U.S. Target Population1  <10% U.S. PNH Population10  ~20K   ~15K  ~5K  ~4.5K    Ph3 TrialEnrollment Complete    NEW      NEW  Ph3 Trial>50% Enrolled      NEW      NEW      NEW      NEW

           MOMENTUM CONTINUES IN 2021  Advancing Shared Mission to Deliver Life-Changing Medicines  PROPOSED ASTRA ZENECA ACQUISITION OF ALEXION EXPECTED TO CLOSE IN 3Q 2021   LEAD IN COMPLEMENT  EXPAND IN COMPLEMENT  DIVERSIFY Into New Growth Areas   2020   2021  Establish ULTOMIRIS as standard of careContinue to innovate for patientsDevelop and launch next generation C5  >70% PNH ULTOMIRIS converted in US, DE, JPULTOMIRIS 100mg/mL approval (US & EU)ALXN1720 Ph1 continued to enroll  >70% aHUS ULTOMIRIS converted in US (2H)ULTOMIRIS once-weekly SC filing (3Q)ALXN1720 Ph1 top line data (1H)            Expand presence in Neurology Focus new ULTOMIRIS expansion on direct to Ph3 and rapid proof of concept studies  Expand rare disease focus with novel assetsGrow acute care presence with ANDEXXA  4x US Neuro ambition set: >700 new patientsgMG Ph3 ULTOMIRIS enrollment completeNMOSD Ph3 ULTOMIRIS enrollment >80%ALS Ph3 ULTOMIRIS trial initiated; >50% enrolled  gMG Ph3 ULTOMIRIS top line data (2H)gMG ULTOMIRIS filing (2H)NMOSD & ALS Ph3 ULTOMIRIS full enrollment (2H)ULTOMIRIS Nephrology1 enrollment progress (FY)  Ph3 ALXN1840 fully enrolledPh3 CAEL-101 trial initiatedPTLA acquisition closed  Ph3 ALXN1840 top line data (1H)ALXN1840 filing in Wilson Disease (2H)Ph2 ALXN2040 Geographic Atrophy initiation (2H)ANDEXXA growth (FY)                  1 Refers to ULTOMIRIS HSCT-TMA and CM-TMA Ph3 and Renal Basket Ph2 Trials

 Our Mission: Transform the lives of people affected by rare diseases and devastating conditions by continuously innovating and creating meaningful value in all we do  Jesse living with gMG    Thank You  Committed to Corporate Social Responsibility  Diversity, Inclusion, & Belonging At AlexionAt Alexion, Diversity is having a seat at the table. Inclusion is having a voice. Belonging is having that voice be heard.     Our Commitment: The MassBio CEO Pledge for a More Equitable and Inclusive Life Sciences Industry  Serve Communities And Sustain Our PlanetTransform Patient LivesAdvance Our People And Our CompanyRedefine What It Means To Live With A Rare Disease  Ethics & Compliance: Our Foundation

       Investor dayAPPENDIX  0  |  Jesse living with gMG

 Rare Disease By The Numbers    RARE DISEASES AFFECT  APPENDIX      30MILLION  OF ALL RAREDISEASES  5%  PEOPLE IN THE UNITED STATES ARE AFFECTED BY RARE DISEASETHAT IS APPROXIMATELY   APPROVEDTREATMENTS ARE AVAILABLE FOR ONLY   Source: GAO Orphan Drugs November 2016; Global Genes     1 IN 10    7,000RARE DISEASES ARE KNOWN TO EXIST TODAY      50%  OF RARE DISEASE PATIENTS IN THE U.S. ARE CHILDREN    BY DEFINITION A RARE DISEASE AFFECTS   PATIENTS IN THE U.S.  <200,000  Donnan living with aHUS

 Albie living with LAL-D  Sumaira living with NMOSD  Our Mission: Transform the lives of people affected by rare diseases and devastating conditions by continuously innovating and creating meaningful value in all we do  Jesse living with gMG  Justice living with aHUS  Bunny living with PNH  Aira living with HPP

   APPENDIX  LEAD AND EXPAND IN COMPLEMENT  DIVERSIFY INTO NEW GROWTH AREAS    Secure and grow our base business  Drive new growth opportunities outside C5  LEADEstablish ULTOMIRIS as the new standard of carePNHaHUSNeurology in 2022/2023Develop and launch next-generation innovative C5 formulations  EXPANDExpand presence in Neurology Focus new ULTOMIRIS expansion opportunities on direct-to-Phase 3, rapid Proof of Concept   DIVERSIFYExecute novel asset development to expand rare disease focusGrow acute care presence with ANDEXXA  Our Value Creation Strategy

   APPENDIX  Q3 2020 YTD Revenue Composition   * Through 9/30/2020, as reported 10/29/2020  Geography  Product  US, DE, and JP >70% of Global Revenues  C5 Franchise ~85% of Global Revenues

     APPENDIX  ULTOMIRIS Conversion Progress      Dec 2018U.S. PNH ULTOMIRIS Approval   Oct 2019U.S. aHUS ULTOMIRISApproval   Jun 2020EU aHUS ULTOMIRISApproval  3Q 2020  Sep 2020JP aHUS ULTOMIRISApproval  Jun 2019JP PNH ULTOMIRIS Approval   Jul 2019EU PNH ULTOMIRIS Approval       aHUS ULTOMIRIS Conversion On Track T0 70% Ambition1  PNH ULTOMIRIS 70% Conversion In Top Three Markets Achieved    1aHUS ambition of 70% of total patients on ULTOMIRIS within 2 years of launch; 2Pending regulatory approval following completion of Phase 3 studies  2H 2022Estimated gMG ULTOMIRISApproval2  1H 2023Estimated NMOSD ULTOMIRISApproval2  Ambition for best-in-class conversion across all indications

   APPENDIX  ULTOMIRIS Conversion Dynamic: Two Key Considerations      Conversion Loading Dose Dynamic  Quarter-on-quarter (QoQ) Variability  ULTOMIRIS vs. SOLIRIS U.S. Annual Cost Per Patient    Maintenance Dosing    Year 1: Loading dose + Maintenance Dosing  SOLIRIS indication-specific dosing: aHUS, gMG, NMOSD labeled dose higher than PNHDrives indication-specific pricing differences when comparing SOLIRIS vs. ULTOMIRIS pricingULTOMIRIS weight-based dosing  ULTOMIRIS every 8 week infusion schedule drives variability in quarterly patient treatment costs Expect quarterly variability to be negligible on year-over-year (YoY) revenue comparisons  Note: pricing discounts are approximations, not exact  Infusion Timing Drives QoQ Variability  Patient Sample 1: Loading dose + 2 Maintenance Infusions     Patient Sample 2: Loading dose + 1 Maintenance Infusion     Loading dose  Maintenance Infusion

           Ample Opportunity to Expand C5 Platform Reach  APPENDIX    2023      gMG  ALS  NMOSD  HSCT-TMA  CM-TMA            Best in Class C5 InhibitorULTOMIRIS  Ph3 Trial>50% Enrolled  Best in ClassC5 InhibitorULTOMIRIS  Ph3 TrialEnrollment On-Going  First in Class C5 InhibitorULTOMIRIS  U.S. Diagnosed Population2  U.S. Target Population4  U.S. Diagnosed Population3  Ph3 TrialInitiated4Q ‘20  First and OnlyC5 InhibitorULTOMIRIS  Ph3 TrialTo Initiate 1H ‘21  ~2K Addt U.S. Opportunity5  Best in Class C5 InhibitorULTOMIRIS  U.S. Target Population1  ~20K   ~15K  ~5K  ~4.5K  Ph3 Trial>90% Enrolled  ULTOMIRIS expansion a key component of ambition for 10 launches by 2023    Pursing role of terminal complement inhibition in IgAN and LNUS diagnosed prevalence of ~150K patientsPh2 proof of concept trial initiated 4Q 2020   Renal Basket  Evolving gMG portfolio strategy to target the majority of AChR+ gMG patientsUS diagnosed prevalence of 60-80K patientsTo pursue following Ph1 data in 1H 2021  gMG  Expanding footprint in neuromuscular and rare autoimmune diseases US diagnosed prevalence of classic DM ~40KTo pursue following Ph1 data in 1H 2021  DM  With even broader rare diseases populations in scope for development beyond  ALXN1720  ULTOMIRIS

               Diversifying Beyond C5  APPENDIX    2023  Opportunities to diversify broaden ambition for 10 launches by 2023    Once-weekly SC FcRn supports gMG portfolio strategyPh2 trial to initiate 2H 2021  gMG  Systemic, oral approach to slow disease progressionPh2 trial to initiate 2H 2021 with ALXN2040  GA  With innovative platforms and novel assets continuing to diversify portfolio long-term  Factor D  ALXN1830  AL Amyloidosis  Wilson Disease  ATTR-CMJapan Only  PNH with EVH          ~10K U.S. Diagnosed Population7  <6K JP Diagnosed Population8  ~5K U.S. Diagnosed Population9  First and OnlyTargeted Therapy  Ph3 TrialInitiated3Q ‘20  Best in ClassSmall Molecule  Ph3 TrialTo Initiate 4Q ‘20  Potential Superiority vs Standard of Care  Ph3 TrialOn-Going; Data 1H ‘21  Address PatientsSuffering from EVH  Ph3 TrialTo Initiate 4Q ‘20  <10% U.S. PNH Population10  Once-weekly SC FcRn expands hematology presencePh2 trial to initiate 2H 2021  WAIHA  Exploring fD in LN, IgAN, PMN, and C3GPh2 trial to initiate 1H 2021 with ALXN2050  Renal Basket    Launch “reboot” and label expansion efforts underwayPh2 Urgent Surgery trial to begin 2H2021  ANDEXXA    Novel anti-properdin mini-bodyFirst-in-human studies to begin 1H 2021  ALXN1820    Next-gen asfotase alfa (STRENSIQ)First-in-human studies to begin 1H2021  ALXN1850

   APPENDIX  Vast Opportunity In FcRn Landscape      ALXN1830 Value Proposition  SC single doses suggest meaningful IgG-lowering potential prior to study pause due to COVID-19  Preliminary PK/PD modeling suggests 1500mg weekly SC may have the potential to provide >70% IgG loweringDosing would be compatible with convenient SC delivery via on-body device  Rapid onset of action and sustained IgG lowering after a single doseExcellent PK/PD profile for indications of interest with >70% IgG lowering expected and high specificity to IgGReduces IgG immunocomplexes levelsSuperior dosing profile with once weekly subcutaneous administrationFavorable safety profile to date: No effect on albumin, eliminating concerns of hypoalbuminemiaNo headache seen thus far in SC HVPotential for combination therapy with Alexion’s complement mini-bodies including ALXN1720 and ALXN1820  Positive Early Signal from SC Phase 1 Study  HV Ph1  WAIHA  1H 2021  ALXN1830 SC  ALXN1830 SC  2H 2021  Ph2  SAD/MAD  gMG  ALXN1830 SC  Ph2    FcRn Has Potential to Treat Hundreds of Thousands of Patients with IgG Mediated Diseases Including gMG, WAIHA, CIDP etc

   APPENDIX      ULTOMIRISNew IndicationsALS (2023)HSCT-TMA (2023)CM-TMA (2023)  $500M to $1B  $1.0B+Combined  $500M to $2.0B+  ALXN1840Wilson Disease (2022)  CAEL-1011AL Amyloidosis (2023)AG10ATTR-CM (2023) Japan Only  ALXN1830WAIHA (2023+)gMG (2023+)  Factor D2PNH (2023+)GA (2023+)Renal (2023+)  LEAD and EXPAND in complement   DIVERSIFY into new growth areas (sourced through BD)          $1.0B+  ANDEXXAFactor Xa (2020)Urgent Surgery (2023+)    SOLIRISGBS (2023)    Japan Only  ALXN1720DM (2023+)gMG (2023+)      $1.0B+  <$100M  $2 to $3B  $1 to $4B  Illustrative only; timing shown represents launch year; based on non-adjusted peak revenue estimates for incremental market opportunity; 1Structured as an option to acquire Caelum; 2Factor D represents both ALXN2040 and ALXN2050  Development-Stage Pipeline with >$10B+ in Potential Peak Sales    7 BlockbusterFranchises

   APPENDIX  Near-Term Events Support Alexion’s Value Creation Strategy                        LEAD  EXPAND  DIVERSIFY  US IPR Settlement (SOLIRIS Patents)  ULTOMIRIS PNH Subcutaneous Ph3 Top Line Results (PK)  2Q 2020  2Q 2020  ULTOMIRIS aHUS EMA Approval by EC  Mid 2020  ULTOMIRIS 100mg/ml Formulation FDA & EMA Approval  2H 2020  4Q 2020  ULTOMIRIS Ph2 Renal Basket Trial Initiation  ALXN2040 C3G Ph2 Top Line Results  Mid 2020  Portola Acquisition Close  3Q 2020  CAEL-101 Ph3 Trial Initiation  2H 2020  ALXN2060 (AG10) Japan Ph3 Initiation  4Q 2020  ALXN1840 Wilson Ph3 Top Line Results  1H 2021  4Q 2020  ULTOMIRIS HSCT-TMA Ph3 Trial Initiation  1H 2021  ULTOMIRIS COVID-19 Ph3 Interim Results  ULTOMIRIS Subcutaneous PNH/aHUS Launch  Mid 2022  2H 2022  ULTOMIRIS ALS Ph3 Top Line Results  2H 2021  ULTOMIRIS gMG Ph3 Top Line Results  2H 2022  ULTOMIRIS NMOSD Ph3 Top Line Results  ALXN2050 PNH Ph2 Top Line Results  2H 2021  ALXN1840 Wilson Launch  2H 2022  ALXN2040 GA Ph2 Initiation  2H 2021  ALXN2060 (AG10) Japan Ph3 Top Line Results  2H 2022                                                                ALXN1850 IND Filing  2H 2020        ALXN1820 IND Filing  2H 2020      2H 2022  ULTOMIRIS gMG FDA Approval

   APPENDIX  CSR and ESG at Alexion    COMMITTED TO CONTINUING ELEVATION OF CSR REPORTING IN 2021  (Alexion’s Inaugural CSR Report Published in 2020)  Download Alexion’s Inaugural 2019 CSR Report at csr.alexion.com   “At Alexion, we work to change lives for the better – ours, people living with rare diseases and the communities we serve – and our commitment to being a responsible corporate citizen helps make it possible.”CEO LUDWIG HANTSON  Recognition  1st Decile Rank(Pharmaceuticals & Biotech)  Double Digit Growth  #1 ESG Risk Rating(Biotech)  Ranked161 out of 400 (Top 40%)

   APPENDIX  Commercial Portfolio Patent & Orphan Exclusivity  Product  Region  Patent Exclusivity  Orphan Exclusivity  Data Exclusivity  ULTOMIRIS  US  2035  PNH 2025aHUS (SC only; filing 3Q 2021)   2030    EU  2035  N/A  2029    Japan  2035  PNH 2029  2029  SOLIRIS  US  20271  gMG 2024NMO 2026  2019    EU  20202  aHUS 2023gMG 2027NMO 2029  2018    Japan  2027  gMG 2027NMO 2029  2020  STRENSIQ  US  2029  2022  2027    EU  2030  2027  2025    Japan  2028  2025  2025  KANUMA  US  2031  2022  2027    EU  2031  2027  2025    Japan  2031  2026  2026  ANDEXXA/ONDEXXYA  US  2030  2025  2030    EU  2033  N/A  2029    Japan  2028  N/A    1 Alexion licensed Amgen to commercialize biosimilar eculizumab effective March 1, 2025 (or earlier in certain circumstances). See IPR settlement agreement dated May 28, 20202 The following patents are under appeal which would extend patent to 2027: '834 Method of Use Patent was approved, then subsequently revoked in January 2019. Patent is in effect as Alexion appeals. ‘888 and ‘029 patent applications were rejected, and Alexion has begun the process to appeal these decisions. These patents are not in effect during appeal

   APPENDIX: LATE STAGE PIPELINE TRACKER  Identifier (Other)  Name (INN)  MOA  ROA  Indication  Phase  Study Start  Anticipated Study End  SOLIRIS  (eculizumab)  Anti-C5  Q2W IV  Guillain Barre Syndrome   Ph3  Initiating 1H ‘21  Not yet disclosed  ALXN1210  ULTOMIRIS (ravulizumab)  Anti-C5  Q1W SC  Paroxsymal Nocturnal Hemoglobinuria (PNH)Atypical Hemolytic Uremic Syndrome (aHUS)  Ph3  Initiated 1Q ‘19  TLR 2Q ‘20Filing 3Q ’21        Q8W IV  Generalized Myasthenia Gravis (gMG)  Ph3  Initiated 1Q ‘19  TLR 2H ‘21          Neuromyelitis Optica Spectrum Disorder (NMOSD)  Ph3  Initiated 4Q ‘19  TLR 2H ‘22          Amyotrophic Lateral Sclerosis (ALS)  Ph3  Initiated 1Q ‘20  TLR 2H ‘22          Hematopoetic Stem Cell Transplant Thrombotic Microangiopathy (HSCT-TMA)  Ph3  Initiated 4Q ’20  Not yet disclosed          Complement Mediated Thrombotic Microangiopathy (CM-TMA)  Ph3  Initiating 1H ’21  Not yet disclosed          Adults with COVID-19 who are hospitalized with severe pneumonia or ARDS  Ph3  Initiated 2Q ‘20  TLR 1H ‘21          Renal Basket Study  Ph2  Initiated 4Q ’20  Not yet disclosed  ALXN1720  N/A  Anti-C5 Bi-Specific  SC  Generalized Myasthenia Gravis (gMG)1  Ph1 HV  Reinitiated 3Q ’20  TLR 1H ‘21          Dermatomyositis (DM)1        ALXN1840(WTX-101)  (Bis-choline tetrathiomolybdate)  Copper chelator  Oral  Wilson Disease  Ph3  Initiated 1Q ’18  TLR 1H ‘21  ALXN1830(SYNT-001)  N/A  Anti-FcRn  SC  Warm Autoimmune Hemolytic Anemia (WAIHA)2  Ph1 HV  Reinitiating 1H ‘21  TLR 1H ‘21          Generalized Myasthenia Gravis (gMG)2        CAEL-101  N/A  AL/AL fibril reactive antibody  IV  Amyloid Light-Chain (AL) Amyloidosis  Ph3  Initiated 3Q ’20  TLR 2H ‘22  ALXN2060 (AG10)  (acoramidis)  TTR tetramers stabilizer (small molecule)  Oral  Transthyretin Amyloid Cardiomyopathy (ATTR-CM)  Ph3  Initiated 4Q ’20  TLR 2H ‘22  ALXN2040(ACH-4471)  (danicopan)  Factor D inhibitor (small molecule)  TID Oral  PNH with Extravascular Hemolysis (PNH w/ EVH)  Ph3  Initiated 4Q ’20  TLR 2H ‘22        TBD  Geographic Atrophy  Ph2  Initiating 2H ’21  Not yet disclosed  ALXN2050(ACH-5228)  (vermicopan)  Factor D inhibitor (small molecule)  BID Oral  Paroxsymal Nocturnal Hemoglobinuria (PNH)  Ph2  Initiated 4Q ’19  TLR 2H ‘21          Renal Basket Study  Ph2  Initiating 1H ’21  Not yet disclosed  ALXN2070  ANDEXXA (andexanet alfa)  Factor Xa Reversal  IV  Urgent Surgery  Ph2  Initiating 1H ’21  Not yet disclosed  ALXN2075  (cerdulatinib)  SYK/JAK kinase inhibitor  Oral  Lymphoma (CTCL, PTCL, FL)  Ph2  PTLA Acquisition  TLR 1H ‘21  ALXN1820  N/A  Anti-Properdin Mini-Body  SC  Not yet disclosed  Ph1  Initiating 1Q ‘21  Not yet disclosed  ALXN1850  N/A  Next generation alfotase alfa  SC  Not yet disclosed  Ph1  Initiating 2Q ‘21  Not yet disclosed  11720 currently in HV Ph1 with topline readout estimated 1H ‘21 and subsequent DM and gMG trials to begin after that; 21830 Ph1 HV program to reinitiate for SC formulation with WAIHA and gMG Ph2 programs to follow in 2021

   APPENDIX  Alexion Current Indications    Indication  Description  Links   PNH  Paroxysmal Nocturnal Hemoglobinuria  Chronic, debilitating, and potentially life-threatening ultra-rare blood disorder, with an average age of onset in the early 30s  more info  aHUS  atypical Hemolytic Uremic Syndrome  Ultra-rare, genetic, chronic, potentially life-threatening disease. Chronic uncontrolled complement activation results in thrombotic microangiopathy (TMA)  more info  gMG  Generalized Myasthenia Gravis  Debilitating, chronic, and progressive autoimmune neuromuscular disease.   more info  NMOSD  Neuromyelitis Optica Spectrum Disorder  Rare, devastating, complement-mediated disorder of the central nervous system characterized by relapses where each individual attack results in cumulative disability including blindness and paralysis, and sometimes premature death (primarily affects women)  more info  HPP  Hypophosphatemia  Inherited, progressive, ultra-rare metabolic disease in which patients experience devastating effects on multiple systems of the body, and face debilitating or life-threatening complications  more info  LAL-D  Liposomal Acid Lipase Deficiency  Genetic, chronic, and progressive ultra-rare metabolic disease in which infants, children, and adults experience continuous, uncontrolled accumulation of cholesteryl esters (CEs) and triglycerides (TGs) that may lead to multi-organ damage and premature death  more info  ANDEXXA  Coagulation factor Xa reversal (recombinant)  Reversal agent for life-threatening bleeds induced by factor Xa inhibitors  more info

   APPENDIX  Alexion Pipeline Indications - I    Indication  Description  Links   WD  Wilson Disease  Rare, chronic, genetic, and potentially life-threatening liver disorder of impaired copper transport. The disorder is characterized by build-up of intra-cellular hepatic copper. Untreated, Wilson disease leads to various combinations and severity of hepatic, neurologic, and psychiatric symptoms, and can be fatal.    ALA  AL (Light-chain) Amyloidosis  A protein misfolding disorder in which B-cells produce incomplete  and  light chain antibodies which clump in certain organs / tissues (including heart, lungs, kidneys, nervous system, and liver, eventually causing organ damage and death.  more info  PNH-EVH  Paroxysmal Nocturnal Hemoglobinuria with Extravascular Hemolysis  Chronic, debilitating, and potentially life-threatening ultra-rare blood disorder, with an average age of onset in the early 30s. EVH occurs when C3 opsonization of red blood cells causes macrophages to destroy those cells in tissue.    DM  Dermatomyositis  Progressive autoimmune condition that causes skin changes and muscle weakness. Symptoms can include a red skin rash around the eyelids, red bumps around the joints, and muscle weakness in the arms and legs. Dermatomyositis is most common in adults between ages 40 and 60, or in children between ages 5 and 15.  more info  HSCT-TMA  Hematopoetic Stem Cell Transplant Thrombotic Micro-Angiopathy  A significant and often lethal complication of HSCT. The condition is a systemic, multifactorial disorder caused by endothelial cell damage induced by conditioning regimens, immunosuppressant therapies, infection, graft versus host disease (GVHD), and other factors associated with HSCT. HSCT-TMA prognosis is poor, with overall mortality reported as high as ~80-90%.

   APPENDIX  Alexion Pipeline Indications - II    Indication  Description  Links   CM-TMA  Complement-Mediated Thrombotic Micro-Angiopathy  Caused by abnormalities of regulation of the alternative pathway of complement activation. The indication describes a group of severe and chronic ultra-rare diseases that can cause progressive injury to vital organs— via damage to the walls of blood vessels and blood clots—potentially leading to organ failure and premature death. CM-TMA affects both adults and children and represents the population of patients with aHUS with or without triggers.    COVID-19  Severe Acute Respiratory Distress Syndrome in COVID-19 patients  Patients with severe illness include those who are hospitalized with severe pneumonia or acute respiratory distress syndrome. Evidence suggests that acute lung injury associated with COVID-19 may be mediated in part by complement pathway whereby elevated C5 ultimately leads to severe pneumonia, blood clots and multi-organ dysfunction in many advanced COVID patients.     WAIHA  Warm Auto-Immune Hemolytic Anemia  Rare autoimmune disorder caused by pathogenic Immunoglobulin G (IgG) antibodies that react with and cause the premature destruction of red blood cells at normal body temperature. The disease is often characterized by profound, and potentially life-threatening anemia and other acute complications.     ATTR-CM  Transthyretin Amyloidosis (ATTR) with Cardiomyopathy (ATTR-CM)  A progressive, fatal disease caused by the accumulation of misfolded tetrameric transthyretin (TTR) amyloid in the heart. Caused by the destabilization of TTR due to inherited mutations or aging, symptoms usually manifest later in life (age 50+), with median survival of three to five years from diagnosis.

   APPENDIX  Alexion Pipeline Indications - III    Indication  Description  Links   LN  Lupus Nephritis  An inflammatory renal disease that is a severe complication of systemic lupus erythematosus (SLE), in which deposits of immune complexes (e.g., IgG and complement) accumulate in the kidney and lead to injury. Approximately 30% SLE patients develop LN, and up to 30% of patients are refractory to treatment and progress to end stage renal disease requiring dialysis/transplant within 15 years . There are no FDA approved therapies for LN.    PMN  Primary Membranous Nephropathy  Rare autoimmune disease characterized by autoantibodies to the podocyte membrane antigens PLA2R (~85%) and THSD7A (~5%) that causes nephrotic syndrome and chronic kidney disease. Approximately 30% of patients will progress to end stage renal disease within 10 years of diagnosis.    IgAN  IgA Nephropathy (IgAN)  A heterogenous disease in terms of clinical manifestations and progression and is the most common cause of primary glomerulonephritis. In IgAN, locally deposited immune complexes lead to activation of the complement cascade & downstream endothelial organ damage. The Lectin and Alternative Pathways are believed to be the main driver of disease progression, which includes end stage renal disease and need for dialysis or transplant.    C3G  Complement 3 Glomerulopathy  Ultra-rare, heterogenous renal disease characterized by uncontrolled continued activation of fluid and/or solid phase alternative pathway causing C3 deposition and inflammation, leading to kidney damage .    ALS  Amyotrophic lateral sclerosis   A rare neurological disorder of progressive deterioration of nerve cells (motor neurons) in the brain and the spinal cord that control muscles throughout the body. Loss of motor neurons and muscle strength leads to loss of independence, paralysis and death, typically due to respiratory insufficiency.

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